UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    August 20, 2015

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On August 20, 2015, Oceaneering International, Inc. (“Oceaneering”) announced that Clyde W. Hewlett was appointed by the Board of Directors (the “Board”) as Oceaneering’s Chief Operating Officer. Roderick A. Larson, who previously held the position of Chief Operating Officer, will continue as Oceaneering’s President. Mr. Hewlett, age 60, joined Oceaneering in 1988 and most recently served as Oceaneering’s Senior Vice President, Subsea Services from May 2013, and, prior thereto, as Senior Vice President, Subsea Projects, from May 2008. Oceaneering also announced the appointment by the Board of Alan R. Curtis as Oceaneering’s Senior Vice President and Chief Financial Officer, replacing in that position W. Cardon Gerner, who was appointed by the Board to the position of Senior Vice President and Chief Accounting Officer. Mr. Curtis joined Oceaneering in 1995 and most recently served as Oceaneering’s Senior Vice President, Operations Support, from December 2014 and, prior thereto, as Vice President and Controller, Subsea Products from December 2011. Prior to December 2011, he served as Controller, Subsea Products from 2007. Copies of the Press Releases announcing these appointments are furnished as Exhibits 99.1 and 99.2.

Compensatory Arrangements of Certain Officers

On August 20, 2015, the Compensation Committee of the Board (the “Committee”) approved, effective as of September 1, 2015, changes in the compensation arrangements for Messrs. Hewlett, Curtis and Gerner as a result of the changes in their responsibilities, as follows: (i) an increase in Mr. Hewlett’s annual base salary to $432,000 and an increase in Mr. Hewlett’s maximum payment under Oceaneering’s cash bonus award plan for 2015 to 100% of base salary; (ii) an increase in Mr. Curtis’ annual base salary to $300,000, an increase in Mr. Curtis’ maximum payment under Oceaneering’s cash bonus award plan for 2015 to 70% of base salary and an increase in the amount credited to Mr. Curtis’ notional account in Oceaneering’s Supplemental Executive Retirement Plan to 25% of base salary; and (iii) an annual base salary of $325,000 for Mr. Gerner.

On August 20, 2015, the Committee also approved a supplemental award to Mr. Curtis of 5,100 restricted stock units, under Oceaneering’s Amended and Restated 2010 Incentive Plan, on substantially the same terms and conditions as the awards of restricted stock units approved by the Committee on February 20, 2015, as previously reported.

The foregoing descriptions of the awards to Messrs. Hewlett and Curtis are intended to be summaries and are qualified by reference to the complete agreements. As indicated in Item 9.01 of this current report on Form 8-K, Oceaneering previously filed the 2015 annual cash bonus award program summary and form of the restricted stock unit agreement referred to above with the Securities and Exchange Commission, and those documents are hereby incorporated by reference.

Change of Control Agreement

On August 20, 2015, the Committee approved Oceaneering’s entering into a change-of-control agreement with Mr. Larson in the form attached as Exhibit 10.2, superseding the prior change-of-control agreement entered into with Mr. Larson on May 29, 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation or Bylaws

On August 20, 2015, Oceaneering's Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, adopted and approved amendments to its amended and restated bylaws, which provide for additional requirements for stockholders nominating directors or submitting proposals to disclose:  (1) other stockholder(s) with whom they are acting in concert with a nomination or proposal;  (2) any hedging or other transaction or series of transactions they may have in place to mitigate potential stock losses;  and (3) a description of any agreement, arrangement or understanding with respect to any such nomination. The foregoing is merely a summary of the amendments to Oceaneering's amended and restated bylaws and is qualified in its entirety by reference to Oceaneering's amended and restated bylaws, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following are being furnished as exhibits to this report.

			Registration or File Number	Form of Report	Report Date	Exhibit Number
	3.1	Amended and Restated Bylaws
*	10.1+	Form of 2015 Restricted Stock Unit Agreement	1-10945	8-K	Feb. 2015	10.1
*	10.2+	Oceaneering International, Inc. 2015 Annual Cash Bonus Award Program Summary	1-10945	8-K	Feb. 2015	10.7
	10.3+	Form of Change of Control Agreement and Annex for Roderick A Larson
	99.1	Press Release of Oceaneering International, Inc. dated August 20, 2015 regarding Item 5.02 and the promotion of Clyde Hewlett to Chief Operating Officer
	99.2	Press Release of Oceaneering International, Inc. dated August 20, 2015 regarding Item 5.02 and the appointment of Alan R. Curtis as Senior Vice President and Chief Financial Officer

	*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.
	+	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ David K. Lawrence
David K. Lawrence
Senior Vice President, General Counsel and Secretary

Date:    August 21, 2015

Exhibit Index

			Registration or File Number	Form of Report	Report Date	Exhibit Number
	3.1	Amended and Restated Bylaws
*	10.1+	Form of 2015 Restricted Stock Unit Agreement	1-10945	8-K	Feb. 2015	10.1
*	10.2+	Oceaneering International, Inc. 2015 Annual Cash Bonus Award Program Summary	1-10945	8-K	Feb. 2015	10.7
	10.3+	Form of Change of Control Agreement and Annex for Roderick A Larson
	99.1	Press Release of Oceaneering International, Inc. dated August 20, 2015 regarding Item 5.02 and the promotion of Clyde Hewlett to Chief Operating Officer
	99.2	Press Release of Oceaneering International, Inc. dated August 20, 2015 regarding Item 5.02 and the appointment of Alan R. Curtis as Senior Vice President and Chief Financial Officer

	*	Exhibit previously filed with the Securities and Exchange Commission, as indicated, and incorporated herein by reference.
	+	Management contract or compensatory plan or arrangement.